UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2014 (September 4, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA 93033
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2014, the board of directors of Clean Diesel Technologies, Inc. (the “Company”) appointed Matthew Beale to the Company’s board of directors to serve for a term expiring at the Company’s annual meeting of stockholders in 2015. Mr. Beale will also serve as chairman of the audit committee of the board of directors. With his appointment, the Company is again in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires that the audit committee of the Company be comprised of at least three members.  Mr. Beal will receive the standard compensation available to other non-employee directors of the Company.

There is no arrangement or understanding between Mr. Beale and any other person pursuant to which Mr. Beale was selected as a director. Mr. Beale has no related party transactions that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release relating to the appointment of Mr. Beale is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press Release dated September 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

September 10, 2014	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer